Exhibit 99.2

Contact:	FOR RELEASE:
Doug Bettisworth	February 9, 2026
Vice President, Corporate Finance
(310) 481-8585

KILROY REALTY CORPORATION REPORTS
FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS
---------------
LOS ANGELES, February 9, 2026 - Kilroy Realty Corporation (NYSE: KRC) (“Kilroy” or the
“Company”) today reported financial results for the fourth quarter and full year ended December 31, 2025.
“Our strong performance in the fourth quarter capped off an exceptional year of execution by the entire
Kilroy Team,” said Angela Aman, Chief Executive Officer. “We captured growing tenant demand for high quality, well-amenitized office and life science projects across virtually all of our submarkets, made substantial progress on leasing our in-process redevelopment and development projects, and capitalized on a resurgence of institutional investor interest in West Coast commercial real estate assets in order to refine and enhance our portfolio. As we look ahead to 2026, we are encouraged by the continued momentum we are experiencing across our platform and believe we are well positioned for continued growth and evolution.”
Fourth Quarter Highlights
Financial Results
•Revenues of $272.2 million for the quarter ended December 31, 2025, as compared to $286.4 million for the quarter ended December 31, 2024
•Net income available to common stockholders of $12.4 million, or $0.10 per diluted share, for the quarter ended December 31, 2025, as compared to $59.5 million, or $0.50 per diluted share, for the quarter ended December 31, 2024
•Funds from operations (“FFO”) of $117.2 million, or $0.97 per diluted share, for the quarter ended December 31, 2025, as compared to $144.9 million, or $1.20 per diluted share, for the quarter ended December 31, 2024
Leasing and Occupancy
•Stabilized Portfolio was 81.6% occupied and 83.8% leased at December 31, 2025, representing 220 basis points of leases signed that have not commenced
•During the quarter, signed approximately 827,000 square feet of leases, the Company’s strongest fourth-quarter leasing performance in six years
◦Leasing activity was comprised of 547,000 square feet of new leasing on previously vacant space, 148,000 square feet of new leasing on currently occupied space, and
132,000 square feet of renewal leasing
▪At Kilroy Oyster Point Phase 2 (“KOP 2”), signed 316,000 square feet of new leases. See “Kilroy Oyster Point Phase 2” section below for additional details

▪Leasing activity during the quarter included 60,000 square feet of short-term leasing
•GAAP and cash rents on leases signed during the quarter decreased 16.8% and 27.1%, respectively, from prior levels on Second Generation leasing, excluding short-term leasing
◦Leasing spreads during the quarter were negatively impacted by:
▪A new lease signed on a space recently vacated due to a tenant bankruptcy
▪A renewal signed to preserve near-term income on a single-tenant building while the Company evaluates alternative uses
◦Excluding these two leases, GAAP and cash rents on leases signed during the quarter would have increased 16.2% and decreased 2.6%, respectively
Capital Recycling Activity
•Dispositions / Held for Sale / Assets Under Contract:
◦In December, completed the sale of Sunset Media Center, an approximately 326,000-
square-foot office property in the Hollywood submarket of Los Angeles, for gross sales proceeds of $61.0 million
◦In December, entered into an agreement, subject to a non-refundable deposit, to sell
Kilroy Sabre Springs, a three-building campus in the I-15 Corridor submarket of San
Diego, and classified the campus as Held for Sale. The campus totals approximately
428,000 square feet, and the sale closed in January for gross sales proceeds of $124.5 million
◦In December, entered into an agreement to sell the remaining portion of the land at
Santa Fe Summit for $86.0 million in gross sales proceeds. The transaction represents approximately 17 acres of the 22-acre site and is expected to close upon receipt of entitlements for residential development
•Acquisitions:
◦In December, completed the acquisition of the Nautilus Campus, a four-building, approximately 232,000-square-foot life science campus, in the Torrey Pines submarket of San Diego, for $192.0 million
Dividend
•The Board declared and paid a regular quarterly cash dividend on its common stock of $0.54 per share, equivalent to an annual rate of $2.16 per share. The dividend was paid on January
7, 2026 to stockholders of record on December 31, 2025 (the ex-dividend date)
Full Year Highlights
Financial Results
•Revenues of $1,112.7 million for the year ended December 31, 2025, as compared to
$1,135.6 million for the year ended December 31, 2024
•Net income available to common stockholders of $276.1 million, or $2.32 per diluted share, for the year ended December 31, 2025, as compared to $211.0 million, or $1.77 per diluted share, for the year ended December 31, 2024
•Funds from operations (“FFO”) of $505.9 million, or $4.20 per diluted share, for the year ended December 31, 2025, as compared to $551.6 million, or $4.59 per diluted share, for the year ended December 31, 2024

Leasing and Occupancy
•During the year, signed approximately 2,051,000 square feet of leases, the Company’s highest annual leasing volume since 2019
◦Leasing activity was comprised of 1,108,000 square feet of new leasing on previously vacant space, 233,000 square feet of new leasing on currently occupied space, and
710,000 square feet of renewal leasing
▪Leasing activity during the year included 270,000 square feet of short-term leasing, primarily comprised of 187,000 square feet of short-term renewal leasing
•GAAP and cash rents on leases signed during the year decreased 9.3% and 18.4%, respectively, from prior levels on Second Generation leasing, excluding short-term leasing
Kilroy Oyster Point Phase 2
•As highlighted above, signed approximately 316,000 square feet of leases during the fourth quarter for a total of 384,000 square feet of leases signed at KOP 2 during the year, exceeding the Company’s previously communicated goal of 100,000 square feet of lease executions. The project is now 3% occupied and 44% leased
◦Leasing activity at KOP 2 during the fourth quarter was comprised of the following transactions:
▪The University of California, San Francisco executed a full-building lease spanning approximately 280,000 square feet and is expected to commence occupancy in the fourth quarter of 2027
▪A new genomic sequencing foundry signed an approximately 20,000-square-
foot lease in a space designed and built as part of the Company’s spec suite initiative. The company commenced occupancy upon lease execution in the fourth quarter of 2025
▪Acadia Pharmaceuticals executed an approximately 16,000-square-foot lease and is expected to commence occupancy at KOP 2 in the second quarter of
2026
Development / Redevelopment
•During the first quarter of 2025, received a temporary certificate of occupancy and progressed KOP 2 from the under construction phase to the tenant improvement phase
•During the third quarter of 2025, added 4690 Executive Drive, an approximately 52,000-
square-foot redevelopment project in the University Towne Center submarket of San Diego, to the stabilized portfolio. The property is 47% leased
•During the third quarter of 2025, added 4400 Bohannon Drive, an approximately 48,000-
square-foot redevelopment project in the Other Peninsula submarket of the San Francisco
Bay Area, to the stabilized portfolio. The property is 0% leased
Capital Recycling Activity
•In addition to the capital recycling activities highlighted above, the following transactions occurred during the year:
◦Dispositions / Assets Under Contract:
▪In April, entered into an agreement, subject to a non-refundable deposit, to sell a portion of the land at Santa Fe Summit for $38.0 million in gross sales proceeds. The transaction represents approximately five acres of the 22-acre site and is anticipated to close upon the receipt of entitlements, which is expected to occur in 2026
▪In June, completed the sale of 501 Santa Monica Boulevard, an approximately
79,000-square-foot operating property in West Los Angeles for gross sales proceeds of $40.0 million
▪In July, entered into an agreement, subject to a non-refundable deposit, for the sale of 1633 26th Street for $41.0 million in gross sales proceeds. The transaction is anticipated to close upon the receipt of entitlements, which is expected to occur in 2026
▪In September, completed the sale of a four-building, approximately 663,000-
square-foot campus in Silicon Valley for gross sales proceeds of $365.0 million
◦Acquisitions:
▪In September, completed the acquisition of Maple Plaza, an approximately
306,000-square-foot office property in the Beverly Hills submarket of Los
Angeles, for $205.3 million
Balance Sheet / Liquidity
•In August, completed a public offering of $400.0 million of 5.875% unsecured senior notes due October 2035
•In September, fully redeemed $400.0 million of 4.375% unsecured senior notes due October
2025
•As of December 31, 2025, the Company had approximately $1.3 billion of total liquidity, comprised of approximately $0.2 billion of cash and cash equivalents and approximately $1.1 billion available under the fully undrawn unsecured revolving credit facility
Sustainability and Corporate Social Responsibility Highlights
•Achieved carbon neutral operations across the portfolio for the sixth consecutive year
•Over six megawatts of installed onsite solar capacity generating clean electricity
•Listed on U.S. EPA’s National Top 100 list of largest green power users
•Earned GRESB 5-Star Designation for Standing Assets
•Earned GRESB Regional Sector Leader in the Americas in Technology/Life Science for
Development
•Achieved the most ENERGY STAR NextGen certifications of any building owner since the launch of the new certification program in 2024
•Achieved over 1.6 million square feet of new ENERGY STAR certifications across the portfolio, bringing the total to over 10.9 million square feet of ENERGY STAR certified space
•Became a Fitwel Champion+ company
•Maintained Green Lease Leader Gold status
Recent Developments
•In January, added KOP 2 to the stabilized portfolio
•In January, completed the sale of Kilroy Sabre Springs

Net Income Available to Common Stockholders / FFO Guidance
The Company is initiating Nareit-defined FFO per share guidance for 2026 of $3.25 to $3.45 per diluted share. The table below reflects key assumptions for 2026 guidance.

Key Assumptions	2026 Assumptions
Average full year occupancy	76.0% to 78.0%
Average full year occupancy excluding KOP 2	80.0% to 81.5%
Same Property Cash Net Operating Income (“NOI”) growth (1)	(1.50%) to 0.00%
NOI from Development Properties (2)	($23.5) to ($25.0 million)
Non-Cash GAAP NOI adjustments (1) (3)	$12 to $14 million
GAAP lease termination fee income	$3.0 to $4.5 million
General and administrative and Leasing costs	$89 to $91 million
Interest income	$2 to $3 million
Gross interest expense	$212 to $214 million
Capitalized interest (4)	$32 to $34 million
Total development spending (5)	$150 to $200 million
Dispositions	+/- $300 million

	Full Year 2026 Range
	Low End	High End
$ and shares/units in thousands, except per share/unit amounts
Net income available to common stockholders per share - diluted	$0.59	$0.79

Weighted average common shares outstanding - diluted (6)	120,100	120,100

Net income available to common stockholders	$70,800	$95,040
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	300	300
Net income attributable to noncontrolling interests in consolidated property partnerships	17,000	17,000
Depreciation and amortization of real estate assets	342,000	342,000
Gain on sale of depreciable operating property	(8,200)	(8,200)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(28,000)	(28,000)
Funds From Operations (1)	$393,900	$418,140

Weighted average common shares/units outstanding – diluted (7)	121,200	121,200

Nareit Funds From Operations per common share/unit – diluted (1)	$3.25	$3.45

 ________________________
(1)For additional information, please refer to pages 35-37 “Non-GAAP Supplemental Measures” of the Company’s Supplemental Financial Report furnished on
Form 8-K for management statements on the Company’s non-GAAP measures.
(2)NOI from Development Properties is primarily comprised of carry costs associated with Company’s KOP 2 and Flower Mart projects. Guidance assumes the continued capitalization of the Company’s Flower Mart project through June 2026.
(3)Non-Cash GAAP NOI adjustments include the following items: Amortization of deferred revenue related to tenant-funded tenant improvements, Straight-
line rents, net, Amortization of net below market rents, and Lease related adjustments and other.
(4)Capitalized interest guidance assumes the continued capitalization of the Company’s Flower Mart project through June 2026.
(5)Total development spending includes recently stabilized, in-process, and future development projects.
(6)Calculated based on estimated weighted average shares outstanding, including non-participating share-based awards and the dilutive impact of contingently issuable shares.
(7)Calculated based on the weighted average shares outstanding, including participating and non-participating share-based awards, and the dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.  Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.
The Company’s guidance estimates for the full year 2026, and the reconciliation of Net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this press release, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this press release.  These guidance estimates do not include the impact on the Company’s operating results from any events outside of the Company’s control, as the timing and magnitude of any such events are not known at the time the Company provides guidance.  There can be no assurance that the Company’s actual results will not differ materially from these estimates.
Conference Call and Audio Webcast
The Company’s management will discuss fourth quarter results and the current business environment during the Company’s February 10, 2026 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour.  To participate and obtain conference call dial-in details, register by using the following link, https://www.netroadshow.com/events/login/LE9zwo4AF0rVUaxBU0IDSIu6q6M8vLBYYMS.
Those interested in listening via the Internet can access the conference call at https://events.q4inc.com/
attendee/267439370. It may be necessary to download audio software to hear the conference call.
About Kilroy Realty Corporation
Kilroy is a leading U.S. landlord and developer, with operations in the San Francisco Bay Area, Los
Angeles, Seattle, San Diego, and Austin.  The Company has earned global recognition for sustainability, building operations, innovation, and design. As a pioneer and innovator in the creation of a more sustainable real estate industry, the Company’s approach to modern business environments helps drive creativity and productivity for some of the world’s leading technology, media, life science, and business services companies.
The Company is a publicly traded real estate investment trust (“REIT”) and member of the S&P MidCap
400 Index with more than seven decades of experience developing, acquiring, and managing office, life science, and mixed-use projects.
As of December 31, 2025, Kilroy’s stabilized portfolio totaled approximately 16.3 million square feet of primarily office and life science space that was 81.6% occupied and 83.8% leased.  The Company also had approximately 1,000 residential units in Hollywood and San Diego, which had a quarterly average occupancy of 94.1%.  In addition, the Company had one development project in the tenant improvement phase totaling approximately 872,000 square feet with a total estimated investment of $1.2 billion.
A Leader in Sustainability and Commitment to Corporate Social Responsibility
Kilroy has a longstanding commitment to sustainability and continues to be a recognized leader in our sector. For over a decade, the Company and its sustainability initiatives have been recognized with numerous honors, including earning the GRESB five star rating and being named a sector and regional leader in the Americas.  Other honors have included the Nareit Leader in the Light Award, being listed on the Dow Jones Sustainability World Index, being named ENERGY STAR Partner of the Year, and receiving the ENERGY STAR highest honor of Sustained Excellence.
Kilroy is proud to have achieved carbon neutral operations across our portfolio since 2020. The Company also has a longstanding commitment to maintain high levels of LEED, Fitwell, and ENERGY STAR certifications across the portfolio.
Kilroy is committed to cultivating a company culture that makes a positive difference in our employees’
lives by focusing on development, celebrating our unique backgrounds, promoting employee health and wellness, and dedicating ourselves to being a responsible corporate citizen through our community service and philanthropic efforts.
More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-
looking statements are based on our current expectations, beliefs, and assumptions, and are not guarantees of future performance.  Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends, and factors that are difficult to predict, many of which are outside of our control.
Accordingly, actual performance, results, and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results, or events.  Numerous factors could cause actual future performance, results, and events to differ materially from those indicated in the forward-looking statements, including, among others:
global market and general economic conditions, including actual and potential tariffs and periods of heightened inflation, and their effect on us and our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California, Texas, and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses, including bankruptcy, lack of liquidity or lack of funding, and the impact labor disruptions or strikes, such as episodic strikes in the media industry, may have on our tenants’ businesses; our ability to re-lease property at or above current market rates; reduced demand for office space, including as a result of remote working and flexible working arrangements that allow work from remote locations other than an employer's office premises; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service, and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; changes in interest rates and the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment, and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices, or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed, and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts;
delays or refusals in obtaining all necessary zoning, land use, and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement, and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations, or legislation, as well as business and consumer reactions to such changes;
risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition, and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; risks associated with climate change and our sustainability strategies, and our ability to achieve our sustainability goals; and our ability to maintain our status as a REIT.  These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2024, and our other filings with the Securities and
Exchange Commission.  All forward-looking statements are based on currently available information and speak only as of the dates on which they are made.  We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

KILROY REALTY CORPORATION
SUMMARY OF QUARTERLY RESULTS
(unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues	$272,187	$286,379	$1,112,667	$1,135,629

Net income available to common stockholders	$12,444	$59,460	$276,121	$210,969

Weighted average common shares outstanding – basic	118,338	118,047	118,279	117,649
Weighted average common shares outstanding – diluted	119,153	118,759	118,832	118,157

Net income available to common stockholders per share – basic	$0.10	$0.50	$2.33	$1.78
Net income available to common stockholders per share – diluted	$0.10	$0.50	$2.32	$1.77

Funds From Operations (1)(2)	$117,158	$144,875	$505,920	$551,633

Weighted average common shares/units outstanding – basic (3)	119,869	119,521	119,835	119,729
Weighted average common shares/units outstanding – diluted (4)	120,684	120,234	120,388	120,236

Funds From Operations per common share/unit – basic (2)	$0.98	$1.21	$4.22	$4.61
Funds From Operations per common share/unit – diluted (2)	$0.97	$1.20	$4.20	$4.59

Common shares outstanding at end of period			118,372	118,047
Common partnership units outstanding at end of period			1,134	1,151
Total common shares and units outstanding at end of period			119,506	119,198

			December 31, 2025	December 31, 2024
Stabilized office portfolio occupancy rates: (5)
Los Angeles			75.1%	75.0%
San Diego			83.7%	89.2%
San Francisco Bay Area			86.2%	87.4%
Seattle			80.0%	80.5%
Austin			82.2%	74.7%
Weighted average total			81.6%	82.8%

Total square feet of stabilized office properties owned at end of period: (5)
Los Angeles			4,242	4,340
San Diego			2,728	2,877
San Francisco Bay Area			5,565	6,171
Seattle			2,998	2,996
Austin			759	759
Total			16,292	17,143
________________________
(1)Reconciliation of Net income available to common stockholders to Funds From Operations available to common stockholders and unitholders and management statement on Funds From Operations are included after the Consolidated Statements of Operations.
(2)Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(3)Calculated based on weighted average shares outstanding, including participating share-based awards (i.e., nonvested stock and certain time-based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.
(4)Calculated based on weighted average shares outstanding, including participating and non-participating share-based awards, dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.
(5)Occupancy percentages and total square feet reported are based on the Company’s stabilized office portfolio for the periods presented.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)

	December 31, 2025	December 31, 2024
ASSETS
Real Estate Assets
Land	$1,641,913	$1,750,820
Buildings and improvements	8,505,486	8,598,751
Undeveloped land and construction in progress	2,387,742	2,309,624
Total real estate assets held for investment	12,535,141	12,659,195
Accumulated depreciation and amortization	(2,843,811)	(2,824,616)
Total real estate assets held for investment, net	9,691,330	9,834,579

Real estate and other assets held for sale, net	115,155	—
Cash and cash equivalents	179,316	165,690
Marketable securities	30,807	27,965
Current receivables, net	12,765	11,033
Deferred rent receivables, net	424,794	451,996
Deferred leasing costs and acquisition-related intangible assets, net	278,232	225,937
Right of use ground lease assets, net	128,116	129,222
Prepaid expenses and other assets, net	54,561	51,935
TOTAL ASSETS	$10,915,076	$10,898,357

LIABILITIES AND EQUITY
Liabilities:
Secured debt, net	$592,685	$598,199
Unsecured debt, net	3,996,774	3,999,566
Accounts payable, accrued expenses, and other liabilities	288,963	285,011
Ground lease liabilities	127,628	128,422
Accrued dividends and distributions	65,009	64,850
Deferred revenue and acquisition-related intangible liabilities, net	125,628	142,437
Rents received in advance and tenant security deposits	75,701	71,003
Liabilities related to real estate assets held for sale	4,945	—
Total liabilities	5,277,333	5,289,488
Equity:
Stockholders’ Equity
Common stock	1,184	1,181
Additional paid-in capital	5,230,747	5,209,653
Retained earnings	188,876	171,212
Total stockholders’ equity	5,420,807	5,382,046
Noncontrolling Interests
Common units of the Operating Partnership	51,911	52,472
Consolidated property partnerships	165,025	174,351
Total noncontrolling interests	216,936	226,823
Total equity	5,637,743	5,608,869
TOTAL LIABILITIES AND EQUITY	$10,915,076	$10,898,357

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues
Rental income	$267,363	$281,355	$1,093,587	$1,118,115
Other property income	4,824	5,024	19,080	17,514
Total revenues	272,187	286,379	1,112,667	1,135,629

Expenses
Property expenses	64,673	63,249	243,726	243,441
Real estate taxes	26,556	24,026	107,564	108,951
Ground leases	2,991	2,990	12,048	11,715
General and administrative expenses	19,485	16,977	73,108	71,074
Leasing costs	2,592	2,013	10,352	8,764
Depreciation and amortization	92,623	89,121	354,854	356,182
Total expenses	208,920	198,376	801,652	800,127

Other Income (Expenses)
Interest income	2,205	4,790	6,970	37,752
Interest expense	(32,148)	(33,245)	(126,292)	(145,287)
Other income (expense) (1)	44	(493)	168	(992)
Gains on sales of depreciable operating properties	—	—	127,038	—
Impairment of real estate assets	(16,259)	—	(16,259)	—
Gain on sale of long-lived assets	—	5,979	—	5,979
Total other expenses	(46,158)	(22,969)	(8,375)	(102,548)

Net income	17,109	65,034	302,640	232,954

Net income attributable to noncontrolling common units of the Operating Partnership	(120)	(593)	(2,682)	(2,062)
Net income attributable to noncontrolling interests in consolidated property partnerships	(4,545)	(4,981)	(23,837)	(19,923)
Total net income attributable to noncontrolling interests	(4,665)	(5,574)	(26,519)	(21,985)

Net income available to common stockholders	$12,444	$59,460	$276,121	$210,969

Weighted average shares of common stock outstanding – basic	118,338	118,047	118,279	117,649
Weighted average shares of common stock outstanding – diluted	119,153	118,759	118,832	118,157

Net income available to common stockholders per share – basic	$0.10	$0.50	$2.33	$1.78
Net income available to common stockholders per share – diluted	$0.10	$0.50	$2.32	$1.77
________________________
(1)Commencing January 1, 2025, the Company began presenting a new line item, Other income (expense), which includes tax expenses, acquisition and disposition expenses, and income or expenses related to environmental and sustainability initiatives, all of which were previously included in General and administrative expenses. Historical amounts for
General and administrative expenses and Other income (expense) have been revised to conform with the current period presentation.

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income available to common stockholders	$12,444	$59,460	$276,121	$210,969
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	120	593	2,682	2,062
Net income attributable to noncontrolling interests in consolidated property partnerships	4,545	4,981	23,837	19,923
Depreciation and amortization of real estate assets	91,213	87,536	349,271	349,828
Gains on sales of depreciable operating properties	—	—	(127,038)	—
Impairment of real estate assets	16,259	—	16,259	—
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(7,423)	(7,695)	(35,212)	(31,149)
Funds From Operations (1)(2)(3)	$117,158	$144,875	$505,920	$551,633

Weighted average common shares/units outstanding – basic (4)	119,869	119,521	119,835	119,729
Weighted average common shares/units outstanding – diluted (5)	120,684	120,234	120,388	120,236

Funds From Operations per common share/unit – basic (2)	$0.98	$1.21	$4.22	$4.61
Funds From Operations per common share/unit – diluted (2)	$0.97	$1.20	$4.20	$4.59
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(1)The Company calculates Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018
Restated White Paper on FFO approved by the Board of Governors of Nareit.  The White Paper defines FFO as net income or loss (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.  The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.
Management believes that FFO is a useful supplemental measure of the Company’s operating performance.  The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the
Company’s activity and assists in comparing those operating results between periods.  Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.
Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient.  Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing, and investing activities than the required GAAP presentations alone would provide.
FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.
(2)Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.
(3)FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $3.5 million and $4.1 million for the three months ended December 31, 2025 and 2024, respectively, and $14.6 million and $19.1 million for the year ended
December 31, 2025 and 2024, respectively.
(4)Calculated based on weighted average shares outstanding, including participating share-based awards (i.e., certain time-based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.
(5)Calculated based on weighted average shares outstanding, including participating and non-participating share-based awards, dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.